UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): September 18, 2006

FIDELITY NATIONAL TITLE GROUP, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-32630	86-0498599

(State or other Jurisdiction of	(Commission File	(IRS Employer
Incorporation or Organization)	Number)	Identification No.)

601 Riverside Avenue
Jacksonville, Florida	32204

(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (904) 854-8100
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Overview of Transaction
     On June 25, 2006, Fidelity National Financial, Inc., a Delaware corporation (“FNF”), entered into a Securities Exchange and Distribution Agreement (the “SEDA”) with its majority-owned subsidiary, Fidelity National Title Group, Inc., a Delaware corporation (“FNT”), and an Agreement and Plan of Merger (the “Merger Agreement”) with its majority-owned subsidiary, Fidelity National Information Services, Inc., a Georgia corporation (“FIS”). On September 18, 2006, FNF entered into (i) an Amended and Restated Securities Exchange and Distribution Agreement (the “Amended SEDA”) with FNT and (ii) an Amended and Restated Agreement and Plan of Merger (the “Amended Merger Agreement”) with FIS. The Amended SEDA modifies the assets and liabilities to be contributed by FNF and the number of shares of FNT Class A common stock to be issued to FNF in connection with the Asset Contribution (defined below). Under the Amended SEDA, FNF will contribute substantially all of FNF’s assets and liabilities (other than its interests in FIS and in a small subsidiary, FNF Capital Leasing, Inc. (“FNF Leasing”)) to FNT in exchange for shares of FNT’s Class A common stock (the “Asset Contribution”). Following the Asset Contribution, FNF will convert all of its shares of FNT Class B common stock into shares of FNT Class A common stock and then distribute all of the shares of FNT Class A common stock that it owns, including the converted shares and the shares received from FNT pursuant to the Amended SEDA, to the FNF stockholders as a dividend (the “Spin-off”). Shortly after the Spin-off, but prior to the FIS Merger (as defined below), FNF Leasing will merge with and into a subsidiary of FIS (the “Leasing Merger”) in exchange for the issuance to FNF of shares of FIS common stock (307,377 shares if FNF Leasing still owns 75% of its subsidiary at the time of the FIS Merger, 409,836 shares if it owns 100%). Approximately two weeks after the Spin-off, FNF will merge with and into FIS (the “FIS Merger”) pursuant to the Amended Merger Agreement. Following the consummation of the FIS Merger, FNF’s separate corporate existence will cease and FIS will continue as the surviving corporation.
The Amended SEDA
     Under the Amended SEDA, FNF will transfer substantially all of its assets (other than its interest in FIS or FNF Leasing) to FNT at the closing (the “SEDA Closing”). These assets include FNF’s interests in various subsidiaries, up to $275 million in cash and certain investment assets, and any other property or rights that FNF owns immediately prior to the SEDA Closing (the “Contributed Assets “). The consideration for the Asset Contribution was modified to provide that FNT will (i) with certain limited exceptions, assume all of FNF’s liabilities, including liabilities of FNF in respect of taxes (which are addressed in the Tax Disaffiliation Agreement among FIS, FNF and FNT to be entered into at the SEDA Closing) and (ii) issue to FNF that number of shares of FNT Class A common stock equal to (x) 33,563,829 plus (y) the aggregate amount of cash and certain investment assets included in the Contributed Assets (not to exceed $275 million) divided by $23.50. The Spin-off will be effected following the consummation of these transactions.
Representations, Warranties and Covenants. In addition to the representations, warranties and covenants previously included in the original SEDA, FNT has agreed to sell all shares of common stock of FIS owned by FNT, or by subsidiaries of FNT, to FIS for cash on the day prior to the SEDA Closing, at a price per share equal to the closing trading price for such shares on the preceding trading day.
FNF Equity Awards.
     Amendment of FNT Stock Plan and S-8 Registration Statement. Subject to stockholder approval, FNT will amend and restate its stock incentive plan to increase the number of shares available for issuance under the plan by 15,500,000 shares and will file a Registration Statement on Form S-8 to register such shares.
     Employment/Compensation Matters.
     Annual Incentive Plan. FNT has adopted an annual incentive plan designed to enhance its ability to attract and retain highly qualified executives and to provide such executives with additional financial incentives to promote

FNT’s success. The incentive plan is subject to stockholder approval at the 2006 Annual Meeting of FNT’s stockholders. Stockholder approval of the incentive plan will allow incentive awards paid under the plan to qualify as deductible performance-based compensation for tax purposes. If the incentive plan is approved by FNT’s stockholders, the plan will be effective as of October 23, 2006 and will remain in effect until such time as it is terminated by FNT’s board of directors. The incentive plan will be administered by FNT’s compensation committee. Eligibility under the incentive plan is limited to FNT’s chief executive officer and each other executive officer that the compensation committee determines, in its discretion, is or may be a “covered employee” of FNT within the meaning of Section 162(m) of the Internal Revenue Code and who is selected by the compensation committee to participate in the incentive plan. The maximum incentive award that may be paid to a participant under the incentive plan in any fiscal year is $25 million and any payment of incentive awards under the incentive plan will be made in cash. FNT’s board of directors may at any time and from time to time alter, amend, suspend or terminate the incentive plan, in whole or in part. However, no amendment that requires stockholder approval in order to maintain the qualification of awards as performance-based compensation will be made, and no awards will be made under the incentive plan, in each case without stockholder approval. FNF and FNT have agreed that FNT’s adoption of an annual incentive plan prior to the SEDA Closing will not be a violation of FNT’s representations or FNT’s covenant relating to the conduct of its business prior to the SEDA Closing.
     Transaction Bonuses. FNF and FNT further agreed that FNF’s payment of (or authorization or commitment to pay) any transaction related bonuses which may be paid to certain executive officers of FNF will not be a violation of FNF’s representations or its covenant relating to the conduct of business of FNF or the FNF subsidiaries to be transferred in connection with the Asset Contribution.
Closing Conditions. In addition to customary conditions as provided in the original SEDA, the SEDA Closing is further subject to the satisfaction or waiver of all of the conditions to the consummation of the FIS Merger and the Leasing Merger (other than (i) those that are to be satisfied as of the consummation of the transactions under the Amended SEDA, (ii) the occurrence of the Spin-off and (iii) in the case of the FIS Merger, the occurrence of the Leasing Merger).
Item 3.02 Unregistered Sales of Equity Securities
The first two paragraphs under Item 1.01 of this report are hereby incorporated by reference in response to this Item 3.02.
Item 9.01. Financial Statements and Exhibits

Exhibit
Number	Description
10.1	Amended and Restated Securities Exchange and Distribution Agreement (incorporated by reference to Annex A to Registrant’s Schedule 14C filed on September 19, 2006)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIDELITY NATIONAL TITLE GROUP, INC.
By:	/s/ Anthony J. Park
Anthony J. Park
Executive Vice President and Chief Financial Officer

Dated: September 22, 2006

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Amended and Restated Securities Exchange and Distribution Agreement (incorporated by reference to Annex A to Registrant’s Schedule 14C filed on September 19, 2006)